Exhibit 10.50a
AMENDMENT NO. 1 TO EQUIPMENT LEASE AGREEMENT
This AMENDMENT NO. 1 TO EQUIPMENT LEASE AGREEMENT (this “Amendment”) in made and entered into effective as of the 28 day of May, 2004, by and between GK FINANCING, LLC a California limited liability company (“GKF”), and BAPTIST HOSPITAL OF EAST TENNESSEE, a Tennessee non-profit corporation (“Hospital”), with reference to the following facts:
R E C I T A L S
     A. GKF and Hospital have entered into a certain Equipment Lease Agreement dated August 7, 2003 (the “Agreement”).
     B. Pursuant to Section 25.5 of the Agreement, GKF and Hospital desire to amend the Agreement as provided below .
A G R E E M E N T
     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Governing Law, Section 25.9 is hereby deleted in its entirety and replaced with the following: “This Agreement shall be interpreted and enforced in accordance with the internal laws, and not the law of conflicts, of the State of Tennessee applicable to agreements made and to be performed in that State.”
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

“GKF”:		“Hospital”:

GK FINANCING, LLC		BAPTIST HOSPITAL OF EAST TENNESSEE,
a California limited liability company		a Tennessee not for profit
Corporation

By:	/s/ Craig K. Tagawa Craig K. Tagawa	By: Name:	/s/ Stephen N. Clapp Stephen N. Clapp
	Chief Executive Officer	Title:	Senior Vice President